Certain portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is (i) not material and (ii) the type of information that the Company treats as private or confidential.
Exhibit 10.55

December 23, 2021

Mr. James D. Allison
Insperity Holdings, Inc.
Senior Vice President
19001 Crescent Springs Drive
Kingwood, TX 77339

Re: 2023 Insperity and UnitedHealthcare Health and Dental Agreement Extension

Dear Jim:

I am very pleased to provide Insperity with this revised Letter of Agreement which includes the relevant terms and conditions of modifications to the existing contracts between UnitedHealthcare Insurance Company (“UnitedHealthcare”) and Insperity Holdings, Inc. (“Insperity”).

Upon execution, this Letter of Agreement and the attached Exhibit A will constitute a legally binding agreement as to the principal terms of amendments to the Minimum Premium Financial Agreement and the Minimum Premium Administrative Services Agreement, each by and between Insperity and UnitedHealthcare, as amended and restated from time to time (collectively, the “Medical Definitive Agreements”). This Letter of Agreement also makes changes to the Agreement Regarding Dental Insurance, by and between the parties, effective January 1, 2004, as amended from time to time (the “Dental Definitive Agreement). The parties agree that such Amendments shall be prepared and executed as soon as possible.

Except as otherwise set forth herein, the terms and conditions of any eventual modifications to the Medical Definitive Agreements and the Dental Definitive Agreement will be only as set forth in any subsequent amendment(s) signed by the parties. The parties also anticipate that the additional impact of the Consolidated Appropriations Act (CAA) (and potential tax legislation) as well as recent state regulatory actions may require further negotiations concerning the items addressed herein and the corresponding modifications required to the Medical Definitive Agreements.

Insperity and UnitedHealthcare acknowledge and agree that the terms and conditions of this letter and the attached Exhibit A relating to the Medical and Dental Definitive Agreements, including the existence thereof, are subject to the provisions of Section 5(e) of the Minimum Premium Administrative Services Agreement (relating to publicity of the arrangement). As such, Insperity and UnitedHealthcare each agree not to make any unauthorized disclosure or public announcement concerning the subject matter thereof without the written consent of the other.

Thank you again Jim for the many years of support and consideration between our two organizations.
If this Letter of Agreement and the terms set forth in Exhibit A are in accordance with your understanding of the proposed modifications to our existing contracts, please sign below and return an executed copy to me. Should you have any questions, please call me at (954) 378-0596.

Best Regards,

AGREED TO AND ACCEPTED BY:

/s/ Anthony R. Carr                /s/ James D. Allison

Anthony R. Carr                    James D. Allison
National Vice President                 Senior Vice President
UnitedHealthcare                    Insperity Holdings, Inc.
                        Date: December 28, 2021

Exhibit A
UnitedHealthcare/Insperity
Terms of Agreement
December 23, 2021

For consistency, clarity and ease of communication, this Exhibit A uses certain defined terms from the Medical Definitive Agreements between Insperity and UnitedHealthcare (UHC) (together the “Parties”), the provisions of which are hereby amended effective January 1, 2023, unless otherwise indicated.

As part of this Exhibit A, the Parties desire to add an additional four (4) years to the Medical Definitive Agreements with the term of the agreements extended until December 31, 2026 and to add an additional two (2) years to the Dental Definitive Agreement with the term of the agreement extended until December 31, 2024. The Parties have also agreed to [ ] the [ ] (see chart below), the Pooling and [ ], as well as Dental Insurance premium, for the duration of the revised agreement.

Further, the parties acknowledge ongoing negotiations to finalize other aspects of the Administrative Services Agreement regarding service level terms and supplemental services with the parties agreeing to use good faith best efforts to finalize changes by January 31, 2022.

1)In keeping with Previous agreements, UHC will maintain its [ ] carrier status for both Insperity’s medical and dental programs throughout the duration of this agreement. A [ ] may be added to [ ] upon mutual agreement between UHC and Insperity.

a)The exclusivity provisions shall not apply to any Client of Insperity where issuance of small business policies directly to Clients and/or Employees are required in a market, any market where Insperity acquires corporate Employees following a corporate transaction, nor shall it apply to Clients and/or Employees who elect coverage under a federal, state, or private exchange. Insperity and UnitedHealthcare will work together to find mutually agreeable parameters for any Insperity [ ], as appropriate.

b)Barring [ ] or [ ], existing UHC membership is grandfathered for the remainder of the contractual period even if a competing carrier is introduced into a market.

c)When a new carrier is added to a market, the [ ] is made at the [ ] and not the [ ], except for in [ ] and [ ].

d)UHC will be the exclusive Vendor for [ ] coverage offered in [ ], and Insperity agrees to continue offering [ ] coverage as part of Insperity’s [ ] benefit packages.
e)The [ ] provisions of this agreement do not apply to the following States: [ ].

f)UHC will be notified at least 180 days prior to the introduction of a competing carrier into a mutually agreed on market.

g)If changes are [ ] by [ ] or other [ ], and as mutually agreed to by both parties, the exclusivity requirement can be modified (to the extent not previously addressed in subsection (a).
2)The Parties agree:

a)To renew UHC Dental coverage with [ ] renewal in 2023 and [ ] renewal [ ] in 2024. The Dental premium will be increased to include the PPACA Insurer’s Industry Fee (i.e., HIT) for periods of reinstatement.

b)To provide a [ ] for Dental coverage during 2022.

c)UnitedHealthcare has also agreed to [ ] the [ ] portion of our fees to [ ] if [ ] reaches [ ], [ ] if [ ] reaches [ ] and [ ] if [ ] reaches [ ] by [ ] for [ ]. If Insperity does not exceed [ ] on [ ], the current [ ] of [ ] will apply. Insperity agrees to [ ] the majority of the [ ] in continuing [ ] espousing the advantages of the full suite of co-employment services, including Insperity sponsored benefits.

d)To continue to treat all [ ], [ ], and [ ] as a [ ] of [ ] expenses. Except for the [ ], which includes applicable [ ].

e)That the "[ ]" shall consist of an [ ] portion, a Pooling Charge (if elected), and a [ ] portion, where [ ] shall be measured each December 15th and June 15th and shall be the [ ] count that is used to determine the [ ] and [ ] for the following six (6) months of the MP Financial Agreement period. In the event of regulatory changes to the treatment of [ ], the parties agree to mutually negotiate changes to this Exhibit A with a [ ] notice requirement before UnitedHealthcare may implement any changes.

i.The [ ] and [ ] portion will be [ ] during for the duration of the agreement.

ii.The pooling feature at one-million-dollar deductible will continue to be made available as an option to Insperity annually. The Pooling Charge will not [ ] for 2023, thereafter it will be subject to an annual adjustment not to exceed [ ] per year from agreed upon prior year [ ] rate. Rate commitments may be adjusted due to changes in premium taxes or similar charges, changes to current one-million-dollar pooling deductible or change of greater than [ ] per year to [ ] measured by [ ] and/or [ ] factors.

iii.The [ ] by year and by achieved [ ] are as follows:

[ ] Table:

[ ] ([ ] & [ ])			2023	2024	2025	2026
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